                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ----------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):             February 17, 1998
                                                          ---------------------


                               Hickok Incorporated
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Ohio                           0-147                  34-0288470
-----------------------------    ----------------------   ----------------------
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
       of Incorporation)               File Number)       Identification Number)


10514 Dupont Avenue               Cleveland, Ohio                          44108
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:   (216) 541-8060
                                                   ------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 17, 1998, a wholly owned subsidiary of Hickok Incorporated, an Ohio corporation ("Hickok") acquired substantially all of the assets of the automotive aftermarket business (the "Business") of Waekon Industries, Inc., a Pennsylvania corporation (the "Seller"). Hickok's subsidiary, Waekon Corporation, an Ohio corporation ("Waekon"), acquired the Business pursuant to the terms of an Asset Purchase Agreement dated February 6, 1998 (the "Agreement"). Waekon also assumed certain liabilities of the Seller, including $684,000 of the Seller's bank debt, as well as certain trade accounts payable and accrued expenses incurred in the ordinary course of business to the extent reflected or reserved for on the Closing Balance Sheet as defined in the Agreement. The Seller used the acquired assets in the manufacture of a variety of testing equipment used by automobile technicians in the automobile aftermarket business. Waekon intends to use the acquired assets in the same manner.

         As consideration for the acquisition of the Business, Waekon paid a purchase price of $1,500,000, subject to certain closing adjustments. In addition to the purchase price Waekon will pay an additional annual consideration to the Seller based on the operations of the Business for the five-year period following the closing (the "Earn Out Period"). The minimum annual payment during the Earn Out Period is $150,000. Hickok's available cash was used for the acquisition.

         The purchase price and the other terms of the Agreement were determined through arms-length negotiations. There are no material relationships between the Seller, and Hickok and Waekon, or any of their affiliates, directors or officers.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Waekon Industries, Inc. Financial Statements for Year Ended December 31, 1997

              Independent Auditors' Report

              Balance Sheet

              Statement of Income

              Statement of Changes in Stockholders' Equity

              Statement of Cash Flows

              Notes to Financial Statements

              Other Financial Information

     (b) PRO FORMA FINANCIAL INFORMATION.

         Hickok Incorporated Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

              Unaudited Pro Forma Combined Condensed Balance Sheet as of
                    December 31, 1997

              Unaudited  Pro Forma  Combined  Condensed Income Statement for the
                    Fiscal  Year Ended September 30, 1997

              Unaudited  Pro Forma  Combined  Condensed Income Statement for the
                    Three Months Ended December 31, 1997

              Notes to Pro Forma Combined Condensed Financial Statements

     (c) Exhibits.

         EXHIBIT NO.                                      DESCRIPTION
         -----------                                      -----------

             2.1 Asset Purchase Agreement, dated February 6, 1998, by and among Waekon Industries, Inc., a Pennsylvania corporation, Peter Vinci, and Waekon Corp., an Ohio corporation.*

             23.1    Consent of Independent Public Accountants.

* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HICKOK INCORPORATED



                                       By:/s/ Eugene T. Nowakowski
                                          -------------------------
                                          Eugene T. Nowakowski
                                          Chief Financial Officer

Date:  March 30, 1998

    American Institute of                            [Letterhead]
Certified Public Accountants                ROSS BUEHLER FALK& COMPANY, LLP
 Pennsylvania Institute of                   certified public accountants
Certified Public Accountants
    Private Companies
Practice Section, AICPA


                          INDEPENDENT AUDITORS' REPORT




Waekon Industries, Inc.
Kirkwood, Pennsylvania


         We have audited the accompanying balance sheet of WAEKON INDUSTRIES, INC. (a Pennsylvania corporation) as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waekon Industries, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

         Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The other financial information in Exhibits F and G is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                            /s/ Ross Buehler Falk & Company, LLP
January 22, 1998                                ROSS BUEHLER FALK & COMPANY, LLP

                              WAEKON INDUSTRIES, INC.                Exhibit "A"
                              -----------------------                -----------

                                  BALANCE SHEET
                                  -------------

                                DECEMBER 31, 1997
                                -----------------


ASSETS
------
  CURRENT
    Cash                                                                      77,966
    Accounts receivable, net of allowance for doubtful accounts of $35,577   279,037
    Inventories                                                              607,152
    Prepaid insurance                                                          5,288
    Prepaid taxes                                                              1,954
                                                                          ----------
          Total Current Assets                                               971,397
                                                                          ----------

  PROPERTY AND EQUIPMENT, At cost
    Leasehold improvements                                                   145,759
    Equipment                                                                217,634
    Automobiles                                                              144,026
    Furniture and fixtures                                                   136,862
                                                                          ----------
          Totals                                                             644,281
    Less depreciation taken to date                                          249,618
                                                                          ----------
          Net Property and Equipment                                         394,663
                                                                          ----------

  OTHER
     Intangibles, net of accumulated amortization of $3,496                   40,053
     Deposits                                                                    100
                                                                          ----------
          Total Other Assets                                                  40,153
                                                                          ----------
          Total Assets                                                     1,406,213
                                                                          ==========

LIABILITIES
-----------
  CURRENT
     Notes payable, current                                                  445,152
     Accounts payable                                                        208,584
     Payroll taxes withheld and accrued                                       52,192
     Accrued salaries and wages                                               27,253
     Other accrued expenses                                                   14,786
                                                                          ----------
          Total Current Liabilities                                          747,967

  LONG-TERM
     Notes payable, less current portion                                     104,614
                                                                          ----------
          Total Liabilities                                                  852,581
                                                                          ----------

STOCKHOLDERS' EQUITY
--------------------
     Common stock, .10 par, 10,000 shares authorized, 9,755
       shares issued and outstanding                                             976
     Contributions in excess of par                                           40,152
     Retained earnings                                                       512,504
                                                                          ----------
          Total Stockholders' Equity                                         553,632
                                                                          ----------
          Total Liabilities and Stockholders' Equity                       1,406,213
                                                                          ==========

The accompanying notes arc an integral part of the financial statements.

                             WAEKON INDUSTRIES, INC.                 Exhibit "B"
                             -----------------------                 -----------

                              STATEMENT OF INCOME
                              -------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------

                                                           Percentage
                                                               of
                                                           Net Sales
                                                           ---------
SALES                                       4,957,390        101.73
  Less discounts, returns and allowances       84,222          1.73
                                            ---------        ------
       Net Sales                            4,873,168        100.00
COST OF GOODS SOLD                          2,986,886         61.29
                                            ---------        ------

GROSS MARGIN                                1,886,282         38.71
                                            ---------        ------


OPERATING EXPENSES
  Marketing                                   282,989          5.81
  General and administrative                1,208,251         24.79
                                            ---------        ------
      Total Operating Expenses              1,491,240         30.60
                                            ---------        ------

INCOME FROM OPERATIONS                        395,042          8.11

OTHER INCOME
  Interest                                        362          0.01

OTHER EXPENSES
  Interest                                    (87,542)        (1.80)
                                            ---------        ------
NET INCOME                                    307,862          6.32
                                            =========        ======
NET INCOME PER COMMON SHARE                     31.30
                                            =========

WEIGHTED AVERAGE SHARES OF COMMON
  STOCK OUTSTANDING                            9,837
                                            ========


The accompanying notes are an integral part of the financial statements.

                             WAEKON INDUSTRIES, INC.                 Exhibit "C"
                             -----------------------                 -----------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------



                                              Contributions
                                    Common      in Excess    Retained      Treasury
                                    Stock        of Par      Earnings        Stock        Total
                                  ---------   -------------  --------      ---------     --------
Balance, beginning of year          1,000        40,152      225,018        (6,400)      259,770

Purchase of treasury stock           -             -            -          (14,000)      (14,000)

Retirement of treasury stock          (24)         -         (20,376)       20,400          -

Net income                           -             -         307,862          -          307,862
                                  ---------   -------------  --------      ---------     --------

Balance, end of year                  976        40,152      512,504          -          553,632
                                  =========   =============  ========      =========     ========


The accompanying notes are an integral part of the financial statements.

                             WAEKON INDUSTRIES, INC.                 Exhibit "D"
                             -----------------------                 -----------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------


CASH FLOWS FROM OPERATIONS:

  Net income                                          307,862
  Adjustments to reconcile net income to net cash:
      Depreciation                                     87,071
      Amortization                                      1,681
      Write off of intangibles                         35,761
  Changes in operating assets and liabilities:
      Accounts receivable                              (2,831)
      Inventories                                    (114,236)
      Cash overdraft                                   (7,339)
      Prepaid expenses                                 (5,086)
      Accounts payable                                (32,172)
      Accrued salaries and wages                        5,401
      Payroll taxes withheld and accrued expenses     (35,337)
                                                    ------------

NET CASH INFLOWS FROM OPERATING ACTIVITIES            240,775
                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment            (172,436)
      Deposits                                          5,706
                                                    ------------

NET CASH OUTFLOWS FROM INVESTING ACTIVITIES          (166,730)
                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net payments under line of credit               (10,000)
      Proceeds from notes payable                     151,119
      Payments on notes payable                      (123,198)
      Purchase of treasury stock                      (14,000)
                                                    ------------

NET CASH INFLOWS FROM FINANCING ACTIVITIES              3,921
                                                    ------------

NET INCREASE IN CASH                                   77,966

CASH, BEGINNING OF YEAR                                  -
                                                    ------------

CASH, END OF YEAR                                      77,966
                                                    ============


The accompanying notes are an integral part of the financial statements.

                             WAEKON INDUSTRIES, INC.                 Exhibit "E"
                             ----------------------                  -----------

                         NOTES TO FINANCIAL STATEMENTS               Page 1 of 4
                         -----------------------------               -----------


NOTE 1:  CORPORATE DATA
         --------------

                  The Company was incorporated under the laws of the State of Pennsylvania on January 9, 1991. The Company develops vehicle testing devices used primarily by auto service centers, and distributes them nationally.


NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------
         Concentration of Credit Risk
         ----------------------------

                  The Company sells its products primarily to customers in the United States. The Company extends normal credit terms to its customers. Customers in the automotive industry (aftermarket distributors) comprise the customer base, with approximately 77% of their sales to one customer. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.


                  Cash balances are insured up to $100,000 by the Federal Deposit Insurance Corporation.

         Inventories
         -----------

                  Inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Inventories consisted of the following at December 31, 1997:

               Raw material                  461,915
               Work in progress              131,672
               Finished goods                 13,565
                                             --------
                                             607,152
                                             ========

         Depreciation
         ------------

                  It is the Company's policy to use the accelerated methods of depreciation for all depreciable assets. Estimated useful lives of assets range from 5 to 39 years.

         Intangibles
         -----------

                  The costs of patents and trademarks are being amortized on the straight line method over a life of 15 years. Amortization expense charged to operations in 1997 was $1,681.

         Advertising
         -----------

         Advertising costs are charged to operations when incurred.

         Research and Development
         ------------------------

                  Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged in 1997 was $481,627.

                   WAEKON INDUSTRIES, INC.                          Exhibit "E"
                   -----------------------                          ------------

                NOTES TO FINANCIAL STATEMENTS                       Page 2 of 4
                -----------------------------                       ------------


NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES (Continued)
         -------------------------------
         Income Taxes - S Corporation
         ----------------------------

                  Waekon Industries, Inc. has elected to be treated as an S Corporation for federal and state income tax purposes. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on the Company's taxable income. Therefore, no provision or liability for federal or state taxes has been made.

         Income Per Common Share
         -----------------------

                  Income per common share information is computed on the weighted average number of shares outstanding during each period.

         Statement of Cash Flows
         -----------------------

                  For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and amounts deposited in banks.

         Estimates
         ---------

                  The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.


NOTE 3:  NOTES PAYABLE
         -------------

                  A breakdown of notes payable at December 31, 1997 is as follows:

                                                                                          Portion Due
                                                                                          Within One
                                                                             Total            Year
                                                                           ----------     ------------
               Note payable, bank, $600,000 line-of-credit, demand,
                 interest at bank's prime plus 1.25% (9.75% at
                 December 31, 1997), secured by accounts receivable,
                 equipment and inventory. See Note A                         310,000        310,000

               Note payable, bank, $100,000 term loan, sixty principal
                 payments of $1,667, plus interest at bank's prime plus
                 1.75% (10.25% at December 31, 1997), secured by
                 accounts receivable, equipment and inventory, surety of
                 majority stockholder                                          73,545        20,000

               Note payable, bank, term loan, sixty payments
                 of $2,132, including interest at 10%, secured by a
                 second lien interest in accounts receivable, equipment
                 and inventory. See Note B                                    49,585         21,803

                   WAEKON INDUSTRIES, INC.                           Exhibit "E"
                   -----------------------                           -----------

                NOTES TO FINANCIAL STATEMENTS                        Page 3 of 4
                -----------------------------                        -----------


NOTE 3:  NOTES PAYABLE (Continued)
         -------------

                                                                                             Portion Due
                                                                                              Within One
                                                                                  Total          Year
                                                                                ----------   -----------

               Note payable, bank, term loan, monthly payments of $788,
                 which include principal and interest at 8.25%, secured
                 by accounts receivable, equipment and inventory, general
                 intangibles, guaranty of majority stockholder, limited to
                 $25,000                                                          13,311         8,682

               Note payable, bank, monthly payments of $856, which
                 include principal and interest at 9.5% secured by
                 equipment and vehicle                                            25,156         8,285

               Note payable, bank, monthly payments of $308, which
                 include principal and interest at 8.5%, secured by                5,171         3,384

               Note payable, stockholder, demand, non-interest bearing,
                 unsecured                                                        72,998        72,998
                                                                                ----------    -----------

                              Total                                              549,766       445,152
                                                                                              ===========

                 Less portion due within one year                                445,152
                                                                                ----------

                              Long-Term                                          104,614
                                                                                ==========

         Note A: Personally guaranteed by the majority stockholder, including a mortgage on the stockholder's personal residence.

         Note B: Personally guaranteed by the majority stockholder, including a second-lien interest in property owned by the stockholder, subject to a prior lien held by an individual.

         Maturities of long-term debt payments for each of the five years succeeding December 31, 1997 are as follows:

         December 31, 1998         135,152
         December 31, 1999         59,609
         December 31, 2000         31,459
         December 31, 2001         13,546
         December 31.2002          -


         The weighted average interest rate on short-term financing was 9.4% for the year ended December 31, 1997.


NOTE 4:  TREASURY STOCK
         --------------

         During the year, the Company acquired 180 shares of its previously issued stock for the treasury at a cost of $14,000. This acquisition brought the total number of shares in treasury to 245 shares with a total cost of $20,400. During November 1997, the stockholders elected to retire their treasury stock which generated a charge to retained earnings of $20,376.

                       WAEKON INDUSTRIES, INC.                       Exhibit "E"
                       -----------------------                       -----------

                   NOTES TO FINANCIAL STATEMENTS                     Page 4 of 4
                   -----------------------------                     -----------


NOTE 5:  OPERATING LEASE
         ---------------

                  The Company leases its operating facilities from a stockholder under an operating lease, on a month to month basis, currently at $7,417 per month. Rental expense charged to operations for the year ended December 31, 1997 was $89,000.


NOTE 6:  RELATED PARTY
         -------------

                  Waekon Industries, Inc. and Innovative Products of America
         (IPA) are related through common ownership. During the year ended December 31, 1997, Waekon Industries, Inc. had $83,781 of sales to IPA. At December 31, 1997, accounts receivable includes $36,297 due from IPA.



NOTE 7:  CONTINGENCIES
         -------------

                  The Company is the defendant in certain claims and litigation arising from the ordinary course of business. It is the opinion of management that any material claims with merit are adequately covered by insurance.


NOTE 8:  STATEMENT OF CASH FLOWS
         -----------------------

                  The Company disbursed cash for interest in the amount of $87,542 for the year ended December 31, 1997.


NOTE 9:  SUBSEQUENT EVENT
         ----------------

                  The Company is in the process of negotiating the sale of the majority of the Company's assets, for an amount in excess of book value. The proposed pending sale has been approved by the stockholders of the Company.

                              WAEKON INDUSTRIES, INC.                Exhibit "F"
                              -----------------------                -----------

                           OTHER FINANCIAL INFORMATION
                           ---------------------------

                               COST OF GOODS SOLD
                               ------------------


MANUFACTURING COST

                                                                          Percentage
                                                                              of
                                                                          Net Sales
                                                                          ----------

Direct material and services
  Raw materials inventory, January 1                        421,229         8.64
  Outside work and purchased operations                   2,340,336        48.03
                                                         ------------     ----------
         Total Direct Material and Services               2,761,565        56.67
  Less raw material inventory, December 31                  461,915         9.48
                                                         ------------     ----------
         Total Cost of Material and Services              2,299,650        47.19
                                                         ------------     ----------
Direct Labor                                                465,115         9.54
                                                         ------------     ----------


Manufacturing expenses:
  Salaries, supervision                                      50,357         1.03
  Payroll taxes                                              53,384         1.10
  Freight                                                    40,150         0.82
  Production supplies                                        42,238         0.87
  Utilities                                                   7,719         0.16
  Repairs on machinery and equipment                         15,264         0.31
  Insurances                                                 12,172         0.25
  Rent, building                                             44,500         0.91
  Rent, equipment                                             1,120         0.02
  Depreciation                                               25,304         0.52
  Amortization                                                1,681         0.04
  Taxes, other                                                1,782         0.04
                                                         ------------     ----------
         Total Manufacturing Expenses                       295,671         6.07
                                                         ------------     ----------
         Total Manufacturing Costs                        3,060,436        62.80

Add inventory, work in process, January 1                    56,443         1.16
Less inventory, work in process, December 31                131,672         2.70
                                                         ------------     ----------
         Cost of Goods Manufactured                       2,985,207        61.26

Add inventory, finished goods, January 1                     15,244         0.31
Less inventory, finished goods, December 31                  13,565         0.28
                                                         ------------     ----------
         COST OF GOODS SOLD                               2,986,886        61.29
                                                         ============     ==========

                             WAEKON INDUSTRIES, INC.                 Exhibit "G"
                             -----------------------                 -----------

                          OTHER FINANCIAL INFORMATION
                          ---------------------------

                               OPERATING EXPENSES
                               ------------------

                                                                    Percentage
                                                                        of
MARKETING EXPENSES                                                  Net Sales
                                                                    ----------
  Advertising                                          144,814         2.97
  Commissions                                           13,637         0.28
  Meals                                                  8,578         0.18
  Sales promotions                                      37,601         0.77
  Sales shows                                           32,869         0.67
  Travel                                                45,490         0.94
                                                     ----------     ----------

       Total Marketing Expenses                        282,989         5.81
                                                     ==========     ==========

GENERAL AND ADMINISTRATIVE EXPENSES
   Salaries, office and administrative                 392,219         8.05
   Tax, payroll                                         90,929         1.87
   Freight                                               2,784         0.06
   Depreciation                                         61,767         1.27
   Fees                                                 12,886         0.26
   Insurance                                            13,171         0.27
   Research and development                            481,627         9.88
   Office                                               19,792         0.41
   Computer expense                                      2,203         0.04
   Postage                                               7,646         0.16
   Professional fees                                    17,063         0.35
   Rent, building                                       44,500         0.91
   Repairs and maintenance                               2,791         0.06
   Tax, other                                            2,101         0.04
   Telephone                                            17,606         0.36
   Utilities                                             7,719         0.16
   Miscellaneous                                        31,447         0.64
                                                     ----------     ----------

        Total General and Administrative Expenses    1,208,251        24.79
                                                     ==========     ==========

                               HICKOK INCORPORATED

                          PRO FORMA COMBINED CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


         The following unaudited pro forma combined condensed financial information of Hickok Incorporated (the "Company") adjusts the historical financial statements of the Company to give pro forma effect to the Company's purchase of Waekon Industries, Inc. ("Waekon") on February 12, 1998. The acquisition has been accounted for as an asset purchase and the purchase price has been allocated on a preliminary basis to the respective assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date.

         The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if the transaction occurred as of December 31, 1997. The Unaudited Pro Forma Combined Statements of Income have been prepared as if the transaction occurred as of the beginning of the periods presented. Waekon's income statement for the three months ended December 31, 1997 is included both as part of the fiscal year results and for the subsequent three month interim period. Total revenue and net income reported in both periods amounted to $1,526,767 and $76,608 after pro forma adjustments.

         The unaudited pro forma combined statements for the periods presented do not purport to represent what the Company's results of operations or financial position would actually have been had the transaction occurred on the aforementioned dates, or to project the Company's results of operations for any future periods. The unaudited pro forma combined results do not include any synergies that may be realized as a result of the combining of the entities. The Company does, however, expect some cost synergies to result in various areas of the combined businesses. The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable under the circumstances. The adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of the Company.

         The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes included in Form 8-K filed February 26, 1998 and the Company's Form 10-K for the year ended September 30, 1997 and Form 10-Q for the period ended December 31, 1997.

                              HICKOK INCORPORATED
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997


                                          HICKOK
                                       INCORPORATED      WAEKON            PRO FORMA          PRO FORMA
                                       AS REPORTED     INDUSTRIES         ADJUSTMENTS         COMBINED
                                       (UNAUDITED)      (AUDITED)         (UNAUDITED)        (UNAUDITED)
                                       -----------     -----------        ------------       ------------
ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents           $ 2,750,423     $    77,966         $   (77,966) (1)   $    550,657
                                                                           (2,199,766) (4)
  Trade Accounts Receivable - Net       2,990,140         279,037                -              3,269,177
  Inventories                           4,971,771         607,152                -              5,578,923
  Prepaid and Deferred Expenses           267,347           7,242                -                274,589
                                      -----------     -----------         ------------        ------------
          TOTAL CURRENT ASSETS         10,979,681         971,397          (2,277,732)          9,673,346
                                      -----------     -----------         ------------        ------------


PROPERTY, PLANT AND EQUIPMENt
  Land                                    199,611            -                   -                199,611
  Buildings                             1,410,141         111,689                -              1,521,830
  Machinery and Equipment               3,921,952         282,974             (14,563) (1)      4,190,363
                                      -----------     -----------         ------------        ------------
                                        5,531,704         394,663             (14,563)          5,911,804
  Less Allowance for Depreciation       3,322,206            -                   -              3,322,206
                                      -----------     -----------         ------------        ------------
           TOTAL PROPERTY - NET         2,209,498         394,663             (14,563)          2,589,598
                                      -----------     -----------         ------------        ------------


OTHER ASSETS
  Prepaid Rent and Other Deposits           1,750             100                -                  1,850
  Deferred Charges - Net                   98,129          40,053                -                138,182
  Goodwill - Net of Amortization          220,209           -               1,774,788 (6)       1,994,997
                                      -----------     -----------         ------------        ------------
      TOTAL OTHER ASSETS                  320,088          40,153           1,774,788           2,135,029
                                      -----------     -----------         ------------        ------------
      TOTAL ASSETS                    $13,509,267     $ 1,406,213         $  (517,507)        $ 14,397,973
                                      -----------     -----------         ------------        ------------


See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                             HICKOK INCORPORATED
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1997


                                               HICKOK
                                            INCORPORATED        WAEKON             PRO FORMA            PRO FORMA
                                            AS REPORTED       INDUSTRIES          ADJUSTMENTS           COMBINED
                                            (UNAUDITED)        (AUDITED)          (UNAUDITED)          (UNAUDITED)
                                           ------------      ------------        -------------        -------------
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
  Notes Payable - Short-term               $     63,550      $    445,152        $   (445,152) (2)    $    161,762
                                                                                       98,212  (5)
  Trade Accounts Payable                        487,425           208,584                                  696,009
  Accrued Payroll and Related
     Expenses                                   351,840            79,445                                  431,285
  Dividends Payable                             119,625                                                    119,625
  Accrued Expenses                               91,137            14,786                                  105,923
  Customer Deposits                              83,249               -                   -                 83,249
  Accrued Income Taxes                          246,743               -                   -                246,743
                                           ------------      ------------        -------------        -------------
           TOTAL CURRENT LIABILITIES          1,443,569           747,967            (346,940)           1,844,596
                                           ------------      ------------        -------------        -------------

  DEFERRED INCOME TAXES                         174,000               -                   -                174,000
                                           ------------      ------------        -------------        -------------



LONG-TERM DEBT
  Notes Payable - less current portion          106,828           104,614            (104,614) (2)         594,507
                                                    -                 -               487,679  (5)             -
                                           ------------      ------------        -------------        -------------
                                                106,828           104,614             383,065              594,507
                                           ------------      ------------        -------------        -------------



STOCKHOLDERS' EQUITY
  Capital Stock                               1,195,850               976                (976) (3)       1,195,850
  Contributed Capital                           926,603            40,152             (40,152) (3)         926,603
  Retained Earnings                           9,662,417           512,504            (512,504) (3)       9,662,417
                                           ------------      ------------        -------------        -------------
           TOTAL STOCKHOLDERS' EQUITY        11,784,870           553,632            (553,632)          11,784,870
                                           ------------      ------------        -------------        -------------

           TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY            $ 13,509,267      $   140,6213        $   (517,507)        $ 14,397,973
                                           ------------      ------------        -------------        -------------


See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                              HICKOK INCORPORATED
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30,1997


                                  HICKOK
                               INCORPORATED        WAEKON
                                AS REPORTED       INDUSTRIES                    PRO FORMA          PRO FORMA
                               SEPT. 30,1997     DEC.31, 1997                  ADJUSTMENTS         COMBINED
                                 (AUDITED)        (AUDITED)                    (UNAUDITED)        (UNAUDITED)
                                -----------      ------------               -----------------     ------------

NET SALES
  Product Sales                $ 17,193,552      $  4,873,168               $       -             $ 22,066,720
  Service Sales                   3,965,546              -                          -                3,965,546
                                -----------      ------------               -----------------     ------------
  Total Net Sales                21,159,098         4,873,168                       -               26,032,266
                                -----------      ------------               -----------------     ------------

COSTS AND EXPENSES:
  Cost of Products Sold           9,874,129         2,986,886                       -               12,861,015
  Cost of Services Sold           3,528,069               -                         -                3,528,069
  Product Development             3,263,857           481,627                    (50,000) (7)        3,695,484
  Operating Expenses              3,691,892         1,009,613                     88,740  (8)        4,790,245
  Interest Charges                   10,966            87,542                    (54,977) (9)           95,319
                                                                                  51,788 (10)
                                                                                  45,280 (11)
  Other Income                      (70,132)             (362)                    56,077 (12)          (14,417)
                                -----------      ------------               -----------------     ------------

                                 20,298,781         4,565,306                    136,908            25,000,995
                                -----------      ------------               -----------------     ------------

Income before Provision
  for Income Taxes                  860,317           307,862                   (136,908)            1,031,271

PROVISION FOR INCOME TAXES:
  Current                           305,000               -                      120,081  (13)         371,687
                                                                                 (53,394) (14)
  Deferred                          (50,000)              -                          -                 (50,000)
                                -----------      ------------               -----------------     ------------

                                    255,000               -                       66,687               321,687
                                -----------      ------------               -----------------     ------------

       NET INCOME              $    605,317          $307,862               $   (203,595)         $    709,584
                                -----------      ------------               -----------------     ------------

Net Income per
  Common Share                 $       0.51                                                       $       0.59
                                -----------                                                       ------------

Weighted average Shares of
  Common Stock Outstanding        1,193,497                                                          1,193,497
                                -----------                                                      ------------



See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                              HICKOK INCORPORATED
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997

                                 HICKOK
                              INCORPORATED        WAEKON
                               AS REPORTED      INDUSTRIES        PRO FORMA           PRO FORMA
                              DEC. 31, 1997    DEC. 31, 1997     ADJUSTMENTS          COMBINED
                               (UNAUDITED)      (UNAUDITED)     (UNAUDITED)          (UNAUDITED)
                              -------------    ------------     ------------         ------------
NET SALES
  Product Sales                $ 4,572,810      $ 1,526,767      $       -           $  6,099,577
  Service Sales                    232,206              -                -                232,206
                              -------------    ------------     ------------         ------------

  Total Net Sales                4,805,016        1,526,767              -              6,331,783
                              -------------    ------------     ------------         ------------

COSTS AND EXPENSES:
  Cost of Products Sold          2,544,998          912,663              -              3,457,661
  Cost of Services Sold            188,053              -                -                188,053
  Product Development              753,515          137,230          (52,885) (7)         837,860
  Operating Expenses               898,272          337,721           22,185  (8)       1,258,178
  Interest Charges                   8,468           23,102          (23,102) (9)          19,245
                                                                      10,777 (10)
  Other Income                     (44,725)            (283)          33,772 (12)         (11,236)
                              -------------    ------------     ------------         ------------
                                 4,348,581        1,410,433           (9,253)           5,749,761
                              -------------    ------------     ------------         ------------

  Income before Provision
    for Income Taxes               456,435          116,334            9,253              582,022

PROVISION FOR INCOME TAXES:
   Current                         169,000              -             45,370 (13)         217,979
                                                                       3,609 (14)
   Deferred                            -                -                -                    -
                              -------------    ------------     ------------         ------------
                                   169,000              -             48,979              217,979
                              -------------    ------------     ------------         ------------

      NET INCOME                $  287,435     $    116,334     $    (39,726)        $    364,043
                              -------------    ------------     ------------         ------------

Net Income per
  Common Share                 $      0.24                                           $       0.30
                              -------------                                          ------------

Weighted average Shares of
  Common Stock Outstanding       1,195,850                                              1,195,850
                              -------------                                          ------------

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                              HICKOK INCORPORATED

                      NOTES TO PROFORMA COMBINED CONDENSED

                              FINANCIAL STATEMENTS

                                  (UNAUDITED)



1.       To eliminate assets not acquired by the Company.

2.       To reflect payment of Waekon bank debt by the Company.

3. To eliminate Waekon stockholders equity since the acquisition was an asset purchase.

4.       To eliminate cash paid by the Company for the acquisition.

5. To reflect present value of $150,000 annual minimum earn out due Waekon over five years and to split the amount between current and long term debt.

6. To reflect goodwill incurred by the Company in its acquisition of Waekon.

7. To eliminate excess salary of Waekon employee per terms of employment agreement with the Company.

8. To reflect amortization of goodwill incurred by the Company in the acquisition. Amortization based on straight line, twenty year life.

9. To eliminate Waekon interest charges applicable to Waekon debt repaid at the closing.

10.      To reflect interest cost applicable to earn out debt per note 5 above.

11. To reflect interest charges applicable to additional debt Company would have incurred early in the fiscal year to fund the Waekon acquisition.

12. To eliminate Hickok interest income on cash equivalent used to fund the acquisition.

13. To set up income tax provision at a 39% combined tax rate on Waekon pre tax income. Waekon was formerly a sub S corp and had no tax provision.

14. To change current period income tax provision based on increase (decrease) in pro forma costs and expenses.